UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 30, 2007

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584
(Commission File Number)

22 Cherry Hill Drive Danvers, MA 01923
(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2007, we elected Dr. Eric A. Rose as a member of our Board of Directors. Dr. Rose will serve as a Class II director until our 2009 annual meeting of stockholders and thereafter until his successor is duly elected and qualified. Dr. Rose has been granted a stock option to purchase 25,000 shares of our common stock, vesting annually over four years. The stock option has an exercise price of $11.27 equal to the closing price of our common stock on the date of grant, May 30, 2007. Although we expect that Dr. Rose will be appointed to serve on at least one committee of the board of directors, the committees on which he will serve have not been determined at this time.

Item 7.01 Regulation FD Disclosure.

A copy of the press release we issued announcing Dr. Rose’s election to our Board of Directors is set forth as Exhibit 99.1 and is incorporated by reference herein. The information contained in this Item 7.01 and Item 9.01 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Title

99.1	Press Release dated May 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:  /s/  Daniel J. Sutherby

        Daniel J. Sutherby

        Chief Financial Officer

Date: May 31, 2007

EXHIBIT INDEX

Number	Title

99.1	Press Release dated May 31, 2007.